UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2015

MASSIVE INTERACTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53892	20-8295316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56th Floor, 10 Lower Thames Street London EC3R 6AF, United Kingdom
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 24, 2015, Massive Interactive, Inc. entered into a First Amendment to Convertible Promissory Note, which amends its Convertible Promissory Note dated May 1, 2014 for the principal amount of $5,500,000.  The amendment provides that until the note is paid in full, the noteholder will have the right to convert all or part of the outstanding principal of the note into a number of shares of Massive Interactive’s common stock equal to 45% of the total shares of common stock issued and outstanding on a fully-diluted basis on the date of conversion.  Additionally, the amendment provides that the noteholders may convert the accrued interest under the note into common stock at the same ratio as the principal bears to the 45% at the same time as the conversion of principal.

The foregoing description of the First Amendment to Convertible Promissory Note is not purported to be complete and is qualified in its entirety by reference to the complete text of such amendment, which is attached hereto as an exhibit.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.36	First Amendment to Convertible Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MASSIVE INTERACTIVE, INC.

Date: April 28, 2015	/s/ Ron Downey
	Name:	Ron Downey
	Title:	Chairman of the Board of Directors and Chief Executive Officer